EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-262661, 333-171385 and 333-215015 on Form S-8 of our reports dated September 24, 2024, relating to the financial statements of THOR Industries, Inc. and the effectiveness of THOR Industries, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended July 31, 2024.

/s/ Deloitte & Touche LLP
Chicago, Illinois
September 24, 2024